Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-72081 on Form S-8 of Beckman Coulter, Inc. of our report dated June 19, 2009, appearing in this annual report on Form 11-K of Beckman Coulter, Inc. Savings Plan for the year ended December 31, 2008.

/s/ Crowe Horwath LLP

Oak Brook, Illinois

June 19, 2009